Form of Amendment No. 1 to the Transfer Agency Services Agreement.


TCW Galileo Funds, Inc. and PFPC, Inc. hereby agree to amend Transfer Agency Services Agreement ("Agreement") entered into by the parties This amendment shall be effective December 1, 2001.

All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Exhibit A and any amendments thereof.

                                    Exhibit A

                                   Portfolios

I Class
                                TCW Galileo Diversified Value Fund
                                TCW Galileo Opportunity Fund
                                TCW Galileo Income + Growth Fund

N Class
                                TCW Galileo Diversified Value Fund
                                TCW Galileo Opportunity Fund
                                TCW Galileo Income + Growth Fund



IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement effective December 1, 2001.


Attest                                          TCW Galileo Funds, Inc.



--------------------------                      --------------------------
By:-----------------------                      Marc I. Stern
Title:--------------------                      Chairman



                                                ---------------------------
                                                Alvin R. Albe, Jr.
                                                President



Attest                                          PFPC, Inc.



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By:------------------------                     By:------------------------
Title:---------------------                     Title:---------------------